Exhibit 5.1

JW
ATTORNEYS & COUNSELORS
1401 McKinney Street, Suite 1900		Jeffrey R. Harder
Houston, TX 77010		(713) 752-4346 (Direct Dial)
(210) 978-7700, Fax (210) 978-7790	JACKSON WALKER L.L.P.	(713) 308-4146 (Direct Fax)
www.jw.com		rharder@jw.com

June 21, 2013

Repros Therapeutics Inc.

2408 Timberloch Place, B-7

The Woodlands, TX 77380

Ladies and Gentlemen:

We have acted as counsel for Repros Therapeutics Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of 4,312,500 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Registration Statement (as defined below), the Prospectus (as defined below) and the Prospectus Supplement (as defined below) and that certain Underwriting Agreement, dated June 19, 2013 (the “Underwriting Agreement”), relating to the offering and sale of the Shares between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of several underwriters named therein (the “Underwriters”).

In rendering the opinions set forth below, we have examined (i) the registration statement on Form S-3 (File No.  333-184471), with respect to the Common Stock being sold by the Company (the “Registration Statement”); (ii) the prospectus dated October 25, 2012 (the “Prospectus”) included in the Registration Statement; (iii) the preliminary prospectus supplement dated June 17, 2013, the free writing prospectus dated June 19, 2013 and the final prospectus supplement dated June 19, 2013 (together, the “Prospectus Supplement”); (iv) the Amended and Restated Certificate of Incorporation; (v) the Amended and Restated Bylaws of the Company; (vi) the Underwriting Agreement; (vii) resolutions of the Board of Directors of the Company dated October 11, 2012, June 7, 2013, and June 19, 2013 and of the Pricing Committee thereof dated June 19, 2013; and (viii) such other certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed.

In connection with this opinion, we have assumed that all the Shares will be issued and sold in compliance in the manner stated in the Registration Statement, the Prospectus and the Prospectus Supplement.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that when the Shares have been issued and delivered in accordance with terms of the Underwriting Agreement, the Shares of Common Stock will be validly issued, fully paid and non-assessable.

The opinions expressed herein are qualified in the following respects:

A.	We have assumed, without independent verification, that the certificates for the Shares will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock.

B.	We have assumed that (i) each document submitted to us for review is an original, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

C.	This opinion is limited in all respects to the federal laws of the United States and the Delaware General Corporation Law. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Company dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the Prospectus Supplement and the Prospectus.

Very truly yours,

/s/Jackson Walker L.L.P.

JACKSON WALKER L.L.P.